UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 16, 2007

Commission file number 001-32511

IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)

(303) 790-0600
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Effective March 16, 2007, Michael v. Staudt resigned from his position as member of the Board of Directors of IHS Inc. (the “Company”). Mr. Staudt’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On March 16, 2007, Mr. Christoph v. Grolman was elected to the Board of Directors to fill the vacant director position left by Mr. Staudt and to serve in the class of directors whose term expires at the Company’s 2009 Annual Meeting of Stockholders. For his service, Mr. Grolman will receive fees pursuant to the compensation arrangements provided to the Company’s other non-employee directors and except that will not be eligible to participate in the IHS Inc. 2004 Directors Stock Plan.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Media release dated March 16, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: March 16, 2006	By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe
Vice President and Assistant General Counsel

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